                            STORAGE EQUITIES, INC.
         Exhibit 11 - Statement Re: Computation of Earnings Per Share


                                               For the three months ended      For the six months ended
                                                         June 30,                       June 30,
                                                  1995            1994             1995          1994
                                               -----------     -----------     -----------    -----------
PRIMARY EARNINGS PER SHARE:

Net income                                     $16,551,000     $10,194,000     $29,751,000    $18,940,000

Less: Preferred Stock dividends:
  10% Cumulative Preferred Stock, Series A      (1,141,000)     (1,141,000)     (2,282,000)    (2,282,000)
  9.20% Cumulative Preferred Stock, Series B    (1,372,000)     (1,322,000)     (2,744,000)    (2,644,000)
  Variable Rate Preferred Stock, Series C         (629,000)              -      (1,279,000)             -
  9.50% Cumulative Preferred Stock, Series D      (713,000)              -      (1,426,000)             -
  10.0% Cumulative Preferred Stock, Series E    (1,372,000)              -      (2,286,000)             -
  9.75% Cumulative Preferred Stock, Series F      (919,000)              -        (919,000)             -
  8.25% Convertible Preferred Stock             (1,186,000)     (1,186,000)     (2,372,000)    (2,372,000)
                                               -----------     -----------     -----------    -----------

Net income allocable to common shareholders    $ 9,219,000     $ 6,545,000     $16,443,000    $11,642,000
                                               ===========     ===========     ===========    ===========

Weighted Average common and common
  equivalent shares outstanding:

Weighted average common shares outstanding      34,665,710      23,714,460      32,615,690     22,264,864

Net effect of dilutive stock options - based
  on treasury stock method using average
  market price                                     126,475         172,872          91,866        172,021
                                               -----------     -----------     -----------    -----------
         Total                                  34,792,185      23,887,332      32,707,556     22,436,885
                                               ===========     ===========     ===========    ===========

Primary earnings per common and common
 equivalent share                              $      0.26     $      0.28     $      0.50    $      0.52
                                               ===========     ===========     ===========    ===========

                                  Exhibit 11

                            STORAGE EQUITIES, INC.
         Exhibit 11 - Statement Re: Computation of Earnings Per Share

                                               For the three months ended      For the six months ended
                                                         June 30,                       June 30,
                                                  1995            1994             1995          1994
                                               -----------     -----------     -----------    -----------
FULLY-DILUTED EARNINGS PER
  COMMON AND COMMON EQUIVALENT
  SHARE:
- --------------------------------

Net income allocable to common
  shareholders per Primary
  calculation above                            $ 9,219,000     $ 6,544,000     $16,443,000    $11,642,000



Add: dividends to 8.25%
  Convertible Preferred Stock                    1,186,000       1,186,000       2,372,000      2,372,000
                                               -----------     -----------     -----------    -----------


Net income allocable to common
  shareholders for purposes of
  determining Fully-diluted
  Earnings per Common and Common
  Equivalent Share                             $10,405,000     $ 7,730,000     $18,815,000    $14,014,000
                                               ===========     ===========     ===========    ===========


Weighted average common and
  common equivalent shares
  outstanding                                   34,792,185      23,887,332      32,707,556     22,436,885



Pro forma weighted average
  common shares assuming
  conversion of 8.25%
  Convertible Preferred Stock                    3,872,054       3,872,054       3,872,054      3,872,054
                                               -----------     -----------     -----------    -----------


Weighted average common and common
  equivalent shares for purposes of
  computation of Fully-diluted Earnings
  per Common and Common Equivalent Share        38,664,239      27,759,386      36,579,610     26,308,939
                                               ===========     ===========     ===========    ===========


Fully-diluted Earnings per Common and
  Common Share (1)                             $      0.26     $      0.28     $      0.50    $      0.53
                                               ===========     ===========     ===========    ===========

(1) Such amounts are not dilutive and are not presented in the Company's consolidated financial statements

                                  Exhibit 11